UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2016
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ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
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Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On January 27, 2016, the Board of Directors of Altria Group, Inc. (“Altria”) approved a productivity initiative designed to maintain Altria’s operating companies’ leadership and cost competitiveness. The initiative, which will reduce spending on certain selling, general and administrative infrastructure and implement a leaner organizational structure, is expected to deliver approximately $300 million in annualized productivity savings by the end of 2017. Altria estimates total pre-tax restructuring charges in connection with the initiative of approximately $140 million, or $0.05 per share, substantially all of which is expected to be recorded in the first quarter of 2016. The estimated charges, substantially all of which will result in cash expenditures, relate primarily to employee separation costs of approximately $120 million and other associated costs of approximately $20 million. These estimated charges do not reflect the non-cash impact that may result from pension settlement and curtailment accounting.

Item 8.01.	Other Events.
Filed as part of this Current Report on Form 8-K are the consolidated balance sheets of Altria and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of earnings, comprehensive earnings, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2015 (the “Financial Statements”); report of management on internal control over financial reporting; the independent registered public accounting firm’s report on the Financial Statements and the effectiveness of internal control over financial reporting; and the statements regarding computation of ratios of earnings to fixed charges. The Financial Statements, report of management on internal control over financial reporting and the independent registered public accounting firm’s report on the Financial Statements and the effectiveness of internal control over financial reporting will also be filed as part of Altria’s Annual Report on Form 10-K for the year ended December 31, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

12	Statements regarding computation of ratios of earnings to fixed charges

23	Consent of independent registered public accounting firm

99.1	Financial Statements

99.2	Report of management on internal control over financial reporting

99.3	Report of independent registered public accounting firm

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ WILLIAM F. GIFFORD, JR.
Name:	William F. Gifford, Jr.
Title:	Executive Vice President and Chief Financial Officer

DATE: January 28, 2016

EXHIBIT INDEX

Exhibit No.	Description

12	Statements regarding computation of ratios of earnings to fixed charges

23	Consent of independent registered public accounting firm

99.1	Financial Statements

99.2	Report of management on internal control over financial reporting

99.3	Report of independent registered public accounting firm

4